UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 14, 2008

The Hartford Financial Services Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13958	13-3317783
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Hartford Plaza, Hartford, Connecticut		06155
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	860-547-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On November 14, 2008, The Hartford Financial Services Group, Inc. ("The Hartford") entered into an employment agreement and amendment thereto (collectively, the "Employment Agreement") with named executive officer John C. Walters. The Employment Agreement is effective as of May 1, 2008, the effective date of Mr. Walters’s appointment as President and Chief Operating Officer of The Hartford’s life operations.

The Employment Agreement provides for the following annual compensation, which is subject to periodic review and adjustment: (i) base salary of $825,000; (ii) annual cash bonus based on the achievement of performance targets, with a targeted opportunity equal to $1,000,000; and (iii) participation in The Hartford’s long-term incentive compensation programs, with a targeted opportunity of $2,675,000.

The Employment Agreement provides for the following payments in the event that Mr. Walters’s employment ends (i) prior to a Change of Control or (ii) on or after the second anniversary of such Change of Control. In the event of a Termination Without Cause, The Hartford will pay to Mr. Walters an amount that includes his accrued base salary, pro rata target annual cash bonus and a severance payment equal to two times the sum of Mr. Walters’s target annual cash bonus plus his then-current base salary, all payable in a lump sum. If Mr. Walters’s employment ends as a result of a Termination For Cause, The Hartford will pay to Mr. Walters an amount equal to his accrued base salary. If Mr. Walters’s employment is terminated due to disability or death, Mr. Walters or his beneficiaries, as applicable, are eligible to receive, among other things, an amount equal to his accrued base salary and pro rata target annual cash bonus.

The Employment Agreement further provides for the following payments in the event that Mr. Walters’s employment ends during the period beginning upon a Change of Control and ending immediately prior to the second anniversary of such Change of Control. In the event of a Termination Without Cause or Termination For Good Reason, The Hartford will pay to Mr. Walters an amount that includes his accrued base salary, pro rata target annual cash bonus and a severance payment equal to three times the sum of Mr. Walters’s target annual cash bonus plus his then-current base salary, all payable in a lump sum. If Mr. Walters’s employment ends as a result of a Termination For Cause, The Hartford will pay to Mr. Walters an amount equal to his accrued base salary. If Mr. Walters’s employment is terminated due to disability or death, Mr. Walters or his beneficiaries, as applicable, are eligible to receive, among other things, an amount equal to his accrued base salary and pro rata target annual cash bonus.

The Employment Agreement has an initial term of three years, subject to automatic, one-year renewals and contains additional provisions regarding noncompetition, confidentiality and non-solicitation of employees.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference. All capitalized terms not defined in this Form 8-K have the meanings ascribed to them in the Employment Agreement.

Item 9.01 Financial Statements and Exhibits.

10.01 Employment Agreement and amendment thereto dated November 14, 2008, between the Company and John C. Walters.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hartford Financial Services Group, Inc.

November 14, 2008	By:	/s/ Ricardo A. Anzaldua

Name: Ricardo A. Anzaldua
Title: Senior Vice President and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement and amendment thereto dated November 14, 2008, between the Company and John C. Walters